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                                                                    EXHIBIT 99.3


VerticalNet Japan To Extend Business-to-Business Reach in Asia

  HORSHAM, Pa.--(BUSINESS WIRE)--Jan. 17, 2000--

  VerticalNet, Inc. (NASDAQ: VERT), the Internet's leading portfolio of business-to-business communities of commerce, announced that in Tokyo, Japan today, Softbank Commerce Corp., a wholly owned subsidiary of Softbank Corporation (Tokyo Stock Exchange 9984) announced plans for a Japanese joint venture between the two companies. The companies' plan is to launch B2B vertical communities in Japan.

  The new company - VerticalNet Japan Kabushiki Kaisha - would create a localized version of VerticalNet(R) trading communities for Japan's business-to-business Internet audience. The new services are expected to launch later in 2000. The Japanese version of VerticalNet is scheduled to offer many of the same features as the U.S. version with localized editorial content and community services to meet the needs of Japanese businesses.

  "VerticalNet represents the best of what business-to-business means to the Internet," said Masayoshi Son, President and Chief Executive Officer of Softbank. "Our partnership will accelerate the Internet's impact on how Asian businesses conduct transactions and expand markets in Japan."

  "I personally have been a fan of Softbank and their impact on the global growth of the Internet for many years," said Mark Walsh, VerticalNet President and Chief Executive Officer.

" Announcing this initiative with Softbank is a big day for our company. They are a premier partner for our efforts to grow Internet business-to-business initiatives throughout Japan."

About SOFTBANK CORP.

(Tokyo Stock Exchange: 9984) has emerged as one of the world's leading Internet market forces. Through its ownership positions in more than 120 Internet companies and its unique Internet-zaibatsu management concept, it is able to create market synergies for its family of companies on a global scale. In Japan its activities encompass distribution, publishing, Internet media platforms, a broad range of e-commerce businesses, and joint ventures with companies including Microsoft, Cisco, Yahoo!, Nasdaq, and many other market leaders. In
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the U.S., SOFTBANK is the largest shareholder in leading Internet companies including Yahoo!, E*TRADE and ZDNet, and in Europe has established Internet joint ventures with News Corp. and Vivendi.

About VerticalNet, Inc. ----------------------

VerticalNet, Inc. (www.verticalnet.com) (the "Company"), owns and operates 55 industry-specific Web sites designed as online business-to-business communities, known as vertical trade communities. These vertical trade communities provide users with comprehensive sources of information, interaction and e-commerce.

They are grouped into industry sectors: ADVANCED TECHNOLOGIES: Aerospace Online, Auto Central.com, Computer OEM Online, Embedded Technology.com, Plant Automation.com, Semiconductor Online, Test and Measurement.com; COMMUNICATIONS:
Digital Broadcasting.com, EC Online, Fiber Optics Online, Photonics Online, Premises Networks.com, RF Globalnet, Wireless Design Online, Wireless Networks Online; ENVIRONMENTAL: ElectricNet, Pollution Online, Power Online, PublicWorks.com, Pulp and Paper Online, Solid Waste.com, Water Online; FOOD AND
PACKAGING: Bakery Online, Beverage Online, Dairy Network.com, Food Ingredients Online, Food Online, Meat and Poultry Online, Packaging Network.com; FOODSERVICE AND HOSPITALITY: E-Hospitality.com, Foodservice Central.com; HEALTHCARE/SCIENCE:
Bioresearch Online, Drug Discovery Online, E-Dental.com, Home Health Provider.com, Hospital Network.com, Laboratory Network.com, Long Term Care Provider.com, Medical Design Online, Nurses.com; MANUFACTURING AND METALS:
Machine Tools Online, Metrology World.com, Safety Online, Surface Finishing.com, Tooling Online; PROCESS: Adhesives and Sealants.com, Chemical Online, Hydrocarbon Online, Oil and Gas Online, Paint and Coatings.com, Pharmaceutical Online; PUBLIC SECTOR: GovCon.com; SERVICE: HR Hub.com, Property and Casualty.com; TEXTILES AND APPAREL: TextileWeb; OTHER: Oil Link.com, LabX.com, Industry Deals.com, IT CareerHub.com, Professional Store.com.

This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the formation and implementation of the joint venture and information contained elsewhere in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," "would," or similar expressions. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those included in the forward-looking statements include, among others (i)dependence on joint venture partners; (ii)rapid technological and market change; (iii)Japanese government regulations relating to the Internet and other aspects of the joint venture; (iv)fluctuations in currency exchange rates; (v)cultural differences; (vi)the ability to create the Japanese joint venture on terms that are acceptable to the Company; (vii)finding and retaining key personnel and; (viii) intellectual property and licensing issues. Additional factors that could cause actual results to differ from those contained in the
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forward-looking statements include those set forth in the Company's Annual
Report on Form 10-K for the period ending December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, both of which have been filed with the SEC.

All trademarks are the property of their respective owners.

  CONTACT: PepperCom for VerticalNet
           Frances Lucivero, 212/931-6129
           fluciver@peppercom.com
                or
           Softbank Corp.
           Misao Konishi, 03-5642-8013
           mkonishi@softbank.co.jp